SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                  May 3, 1995



                            The Pioneer Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



Delaware                               0-8841                        13-5657669
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(State or Other Jurisdiction     (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)



60 State Street, Boston, Massachusetts                                    02109
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(Address of Principal Executive Offices)                             (Zip Code)



Registrant's telephone number, including area code:         617-742-7825
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Item 5.  Other Events

         On May 3, 1995, The Pioneer Group, Inc. (the "Company") reported that it had informed the government of The Republic of Ghana, the minority owner of Teberebie Goldfields Limited ("TGL"), the Company's 90%-owned gold mining subsidiary, that the Company is exploring the possibility of selling to the public a minority interest in TGL's parent, Pioneer Goldfields Limited ("PGL"), currently a wholly-owned subsidiary of the Company. The structure, terms and timing of any such sale, as well as the countries in which any such sale would take place, have not been determined, although the Company does not anticipate selling more than a 20% interest in PGL. In the event that the Company does conduct such a sale, any securities sold in the United States will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the Act's registration requirements. There can be no assurance, however, that a decision will be made to commence such a sale, or if such sale does commence, that it will be successful.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            The Pioneer Group, Inc.

      May 8, 1995                                /s/Robert P. Nault
Date:_____________                          By:  _______________________
                                                 Robert P. Nault
                                                 General Counsel